Exhibit 3.1(37)

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is dated as of October 22, 2013 (the “Effective Date”), and entered into by and among Cott Acquisition LLC, a Delaware limited liability company (the “Company”), and Cott Acquisition Limited, a company organized under the laws of the United Kingdom and Cott U.S. Acquisition LLC, a Delaware limited liability company, who together own 100% of the Shares of the Company (the “Shareholders” and together with the Company, each a “Party” and collectively, the “Parties”), and is made with reference to that certain Limited Liability Company Agreement of the Company dated as of August 11, 2010 (the “LLC Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the LLC Agreement.

BACKGROUND

The Parties desire to amend the LLC Agreement pursuant to the below terms and conditions. Pursuant to the LLC Agreement, any amendment to the LLC Agreement requires the affirmative vote of the holders of a majority of the outstanding Shares of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the parties hereto, for good and valuable consideration and intending to be legally bound, agree as follows:

AGREEMENT

1. Amendment.

1.1 Replace Article III, Section 4 of the LLC Agreement in its entirety with the following:

Section 4.	Transferability of Shares

No Shareholder, without the prior written consent of all other Shareholders, shall sell, assign, transfer, mortgage or pledge his, her or its Shares and the Company shall not be required to recognize any such transfer until each Shareholder consents; provided, that, notwithstanding the foregoing, §18-702 or §18-704 of the Act or anything else in this Agreement or the Act to the contrary and without the consent of the other Shareholders:

(a) A Shareholder may grant a security interest in or against any Shares or any and all rights and privileges related to the Shares and any and all rights or privileges under this Agreement, including, without limitation, any economic or voting or other consensual rights (“Rights”) (collectively a “Pledge”) in which a Shareholder has an interest, and may agree to rights and remedies related to the same pursuant to one or more agreements with any person or entity, to whom the Company or any

Shareholder gives, or purports to give, a security interest (including a pledge or other encumbrance) in any assets, which may include membership interests in the Company or any other rights or interests related thereto (a “Secured Party”) (all such agreements, collectively, the “Pledge Agreement”).

(b) A Secured Party may exercise any and all rights and remedies provided to it in a Pledge Agreement, including, without limitation, any rights to cause the transfer of Shares and to exercise voting or consensual rights (with or without the transfer of Shares) to the extent any such rights and remedies are provided for or granted pursuant to the Pledge Agreement.

(c) No Pledge shall, except as otherwise provided in the Pledge Agreement:

(i) cause any Shareholder to cease to be, or have the power to exercise any rights or powers of, a Shareholder; or

(ii) impose any liability on any Secured Party solely as a result of the Pledge.

(d) A person or entity that acquires Shares or Rights from a Shareholder pursuant to an exercise of remedies under a Pledge (an “Assignee”) may become a Shareholder of the Company pursuant to the exercise of rights granted to the Secured Party and without the need for action or consent by any Shareholder. An Assignee that becomes a Shareholder of the Company shall not, except to the extent required by a non-waivable provision of applicable law or as provided in the Pledge Agreement, assume any liabilities of the predecessor Shareholder. Without limiting the foregoing, the Assignee shall not be liable for the assignor’s obligations to make capital contributions under §18-502 of the Act.

Each Shareholder hereby acknowledges and consents to the foregoing provisions and agrees to the right of any Secured Party to enforce that Secured Party’s rights and remedies under a Pledge Agreement without any further action or consent of any Shareholders.

2. No Further Amendment. Except as expressly amended and modified herein, the LLC Agreement shall otherwise remain in full force and effect.

3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of fax, pdf or other electronic means shall be treated as though such reproductions are executed originals.

4. Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date and year first above written.

COTT ACQUISITION LIMITED

By:	/s/ Jay Wells
Name:	Jay Wells
Title:	Director

COTT U.S. ACQUISITION LLC

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

[Signature Page to Amendment No. 1 to LLC Agreement]

COTT ACQUISITION LLC

LIMITED LIABILITY COMPANY AGREEMENT

This limited liability company agreement (this “Agreement”) of Cott Acquisition LLC, a Delaware limited liability company (the “Company”), dated as of August 11, 2010 (the “Effective Date”) is made by Cott Acquisition Limited, a company organized under the laws of the United Kingdom, and Cott U.S. Acquisition LLC, a company organized under the laws of Delaware, who together own 100% of the Shares (as hereinafter defined) of the Company. This Agreement shall be effective as of the Effective Date.

ARTICLE I - FORMATION AND PURPOSE

Section 1. Organization

Cott Acquisition Limited and Cott U.S. Acquisition LLC have formed a limited liability company known as Cott Acquisition LLC, a limited liability company organized under the Delaware Limited Liability Company Act, 18 Del. Code. §18-101, et seq., as amended from time to time (the “Act”), for the purposes set forth herein by causing the execution, delivery and filing of the Certificate of Formation of the Company (the “Certificate of Formation”) with the Secretary of State of Delaware effective as of July 30, 2010.

The Certificate may be restated by the Board of Directors as provided in the Act or amended by the Board of Directors with respect to the address of the registered office of the Company in the State of Delaware and the name and address of its registered agent in the State of Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate shall be authorized by the Shareholders as provided herein. The Board of Directors shall deliver a copy of the Certificate to any Shareholder who so requests.

Section 2. Term

The life of the Company shall be perpetual, unless sooner terminated pursuant to the provisions of this Agreement or as provided by law.

Section 3. Fiscal Year

The annual accounting period of the Company shall be its taxable, or fiscal, year. The Company’s taxable, or fiscal, year shall be selected by the Board of Directors, subject to the requirements and limitations of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, from time to time as the needs of the Company’s business require.

Section 4. Purpose

The principal business activity and purposes of the Company shall initially be to engage in any lawful business, purpose or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Shareholders or directors responsible for the liabilities of the Company.

Section 5. Registered Office

The registered office of the Company shall be Registered Agent Solutions, Inc., 32 W. Loockerman Street, Suite 201, Dover, Delaware 19904. The Company may also have offices at such other places outside the United States of America as the Board (as hereinafter defined) may from time to time determine or the business of the Company may require.

Section 6. Qualification in Other Jurisdictions

The Board of Directors shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE II - SHARES

Section 1. Shares

The Company is authorized to issue an unlimited number of Shares of common interests (the “Shares”). Each holder of Shares is referred to herein as a “Shareholder.” Fractions of a Share may be created and issued. The rights, preferences, privileges and restrictions granted to and imposed upon the Shares shall be as provided herein. The directors of the Company may, at any time and from time to time, authorize the Company to issue, or take subscriptions for, Shares.

Except as otherwise provided in this Agreement, as it may be amended from time to time,

(a)	all Shares are identical in all respects and entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions, and

(b)	the holder of each Share shall have the right to one vote per Share on each matter submitted to a vote of the Shareholders.

Section 2. Certificates of Shares

The ownership of Shares shall be evidenced by certificates. Each Shareholder shall be entitled to a certificate representing such Shareholder’s Shares in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

The certificates of shares of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder’s name and the number of shares, shall be signed by the Chairman or Vice Chairman of the Board of Directors and shall bear the Company seal, if any. Unless otherwise determined by the Board of Directors, one (1) share shall be issued to each Shareholder for each dollar (US$1.00) of share capital contributed to the Company. The Company shall issue share certificates to all initial Shareholders, any Shareholders later admitted, and to any Shareholder contributing additional capital to the Company.

The Company shall keep a register of its Shareholders at its principal offices (or such other location as may be required by the Act), or at any other office designated by the Board of Directors. There shall be entered on such register, at any time of the issuance of each share, the number of the certificate issued, the kind of certificate issued, the name, address, and other contact information of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked “cancelled” with the date of cancellation.

Each Shareholder of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be set forth herein or as may be established by the Board of Directors, to obtain copies of books and records, tax returns, shareholder lists, organizational documents, capital contribution statements, and other information related to the status of the business from the Company from time to time upon reasonable demand for any purpose reasonably related to the Shareholder’s interest as a Shareholder of the Company, but only during the Company’s normal business hours.

Section 3. Lost or Destroyed Certificates

The holder of any shares of the Company shall immediately notify the Company of any loss or destruction of any certificate issued to him. The Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Company a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 4. Record Date

The Board of Directors may set a record date for a stated period for the purpose of making any proper determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, vote at a meeting, receive a distribution, or be allotted other rights.

The record date may not be prior to the close of business on the day the record date is fixed. The record date shall not be more than ninety (90) days before the date on which the action requiring the determination will be taken. In the case of a meeting of Shareholders, the record date shall be at least ten (10) days before the date of the meeting.

ARTICLE III - MEMBERSHIP AND TRANSFERABILITY

Section 1. Shareholders

For the purpose of this Agreement the term “Shareholder” shall mean a “Member” as defined under Section 18-101(11) of the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq. (the “Act”)

As of the Effective Date, the Company has one hundred (100) Shares issued and outstanding and such Shares are held by Cott Acquisition Limited (85 Shares) and Cott U.S. Acquisition LLC (15 Shares). In consequence, as of the Effective Date, Cott Acquisition Limited and Cott U.S. Acquisition LLC are together the holders of 100% of the ownership interest in the profits and losses of the Company, have the right to receive any and all distributions from the Company, have the right to vote on and approve actions and decisions reserved to the Shareholders under this Agreement or the Act and have the right to any and all other benefits to which Shareholders of a limited liability company may be entitled under this Agreement or the Act, each according to their relative ownership interest.

No person may become a Shareholder of the Company unless he, she or it holds Shares, and no person who acquires a previously outstanding Share or Shares in accordance with this Agreement shall be a Shareholder of the Company within the meaning of the Act unless such Share or Shares are acquired in compliance with the provisions of this Article III. When any person is admitted as a Shareholder or ceases to be a Shareholder, the Board shall prepare an Annex to this Agreement describing the then-current membership of the Company.

Section 2. Substitute Shareholders

No Shareholder shall have the right to designate an assignee of Shares as a substitute Shareholder. No assignee of Shares shall have the rights, powers and obligations of a Shareholder under this Agreement (including, without limitation, any right to vote on any matter) unless each Shareholder consents to the admission of the proposed assignee as a Shareholder or the proposed assignee receives 100% of the outstanding Shares of the Company. An assignment of a Share entitles the assignee to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor was entitled to the extent assigned.

Section 3. Termination of Membership

A Shareholder ceases to be a Shareholder and to have the power to exercise any rights or powers of a Shareholder upon assignment of all of his, her or its Shares. The pledge of, or granting of, a security interest, lien or other encumbrance in or against, any or all of the Shares shall, by itself, not cause the Shareholder to cease to be a Shareholder or cease to have the power to exercise any rights or powers of a Shareholder.

Section 4. Transferability

No Shareholder, without the prior written consent of all other Shareholders, shall sell, assign, transfer, mortgage or pledge his, her or its Shares. The Company shall not be required to recognize any such transfer until each Shareholder consents.

ARTICLE IV - MEETINGS OF SHAREHOLDERS

Section 1. Time and Place of Meetings

All meetings of the Shareholders for the election of directors or for any other purpose shall be held at such time and place, within or outside the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings

Annual meetings of Shareholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the Shareholders shall elect the directors, and transact such other matters as may properly be brought before the meeting. Failure to hold an annual meeting shall not have any adverse effect on the Company or its ability to conduct business.

Section 3. Notice of Annual Meetings

Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4. Special Meetings

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation shall be called at the request in writing of a majority of the directors, or at the request in writing of Shareholders owning a majority of the Shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and shall be delivered to the Board of Directors, which shall set the record date and the date of the special meeting.

Section 5. Notice of Special Meetings

Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Shareholder entitled to vote at such meeting.

Section 6. Quorum

The holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by the Act or by the Certificate of Formation. The Shareholders present at a meeting at which a quorum is present may continue to do business until the meeting is concluded, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Action by Shareholders

When a quorum is present at any meeting, the vote of the holders of a majority of the Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of this Agreement, the Act, or of the Certificate of Formation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Written Action

Any action required to be taken at any annual or special meeting of Shareholders of the Company, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Shares having not less than the minimum amount that would be necessary to authorize or take such action at a meeting at which all interests in the Company entitled to vote thereon were present and voted.

ARTICLE V - DIRECTORS

Section 1. Management of the Company

The business and affairs of the Company shall be managed under the direction of its Board of Directors (the “Board”), which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Formation or by this Agreement directed or required to be exercised or done by the Shareholders.

For all purposes, the directors constituting the Board shall have the powers, duties, rights and responsibilities, and, for all statutory purposes, be deemed “Managers” in accordance with Section 18-402 of the Act. Each member of the Board shall have one vote on each matter submitted to the vote of the Board.

A Shareholder, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.

Section 2. Number and Term

The number of directors of the Company shall be such number as shall be designated from time to time by resolution of the Board and initially shall be one (1). Each director (including any interim director chosen by the Board in accordance with Section 3 of this Article V) shall be a natural person and a majority of the directors (including any such interim director) constituting the Board at any time and from time to time must have their primary residences in the United States of America. The directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 3 of this Article V.

Marni Morgan Poe is hereby elected as the initial director.

Each director elected shall hold office for a term of one year and shall serve until his/her successor is elected and qualified or until his/her death, resignation or removal. Any director may be removed from the Board at any time by the vote of the holders of a majority of the Shares then outstanding.

Section 3. Vacancies and New Directorships

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the holders of a majority of the Shares then outstanding, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified, unless sooner displaced.

Section 4. Place of Meetings

The Board may hold meetings, both regular and special, at any place within or outside the State of Delaware, except that no such meeting may be held at any place outside the United States of America.

Section 5. Regular Meetings

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 6. Special Meetings

Special meetings of the Board may be called on the written request of two directors, upon providing one day’s notice to each director personally or by telephone or ten days notice by mail. A director shall waive failure to give notice, if such director shall attend or otherwise participate in such meeting.

Section 7. Quorum

At all meetings of the Board, all of the directors then in office shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. No Written Action

No action required or permitted to be taken at any meeting of the Board may be taken without a meeting. Without limiting the generality of the foregoing, no such action may be taken by written consent of the Board.

Section 9. Participation in Meetings by Conference Telephone

No director may participate in a meeting of the Board unless such director is present in person at the meeting except, if circumstances make in-person participation at the meeting impractical for any director, such director may participate in the meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other provided that such director is in the United States of America at all times during the meeting and a majority of the directors constituting the Board are present in person at the meeting.

Section 10. Committees of Directors

The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all of the powers and authority of the Board and may authorize the seal of the Company, if any, to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters:

(i)	approving or adopting, or recommending to the Shareholders, any action or matter expressly required by the Act to be submitted to Shareholders for approval or

(ii)	adopting, amending or repealing any provision of the Company’s Certificate of Formation or this Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The provisions of Sections 4 through 9 of this Article V shall also apply to meetings of each committee as if the references in such provisions to the Board were instead references to such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when requested.

Section 11. Compensation of Directors

Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Directors may also be reimbursed by the Company for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE VI - NOTICES

Section 1. Generally

Whenever, under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, notice is required to be given to any director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Shareholder, at such director’s or Shareholder’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or telephone.

Section 2. Waiver

Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII - OFFICERS AND REPRESENTATIVES

Section 1. Generally

The Board may at any time and from time to time appoint one or more persons who shall be referred to as “officers” or “representatives” of the Company to perform certain duties on behalf of the Company.

Section 2. Removal

Any officer or representative appointed by the Board may be removed at any time by the affirmative vote of the directors.

Section 3. Authorities and Duties

The officers and representatives of the Company shall have such authority and shall perform such duties, if any, as may be specified by the Board from time to time.

ARTICLE VIII - INDEMNIFICATION

Section 1. Limitation of Liability

Except as otherwise expressly provided by the Act,

(a)	the debts, obligations and liabilities of the Company whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and

(b)	no Shareholder, director, officer, representative, agent or employee of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, director, officer, representative, agent or employee of the Company.

Section 2. Exculpation

No Shareholder, director, officer, representative, agent or employee of the Company shall be liable to the Company or any other Shareholder, director, officer, representative, agent or employee of the Company for any loss, damage or claim incurred by reason of any act or omission of such Shareholder, director, officer, representative, agent or employee of the Company, except to the extent that such act or omission involved such person’s fraud, gross negligence or willful misconduct.

Section 3. Indemnification

The Company shall, to the fullest extent permitted by the Act, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was, or has agreed to become, a Shareholder, director, officer, representative or employee of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, manager, officer, representative, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her or its capacity as a Shareholder, director, officer, representative or employee of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article VIII shall be deemed to be a contract between the Company and each person referred to herein. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person.

Section 4. Advances

Any person claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

Section 5. Procedure

On the request of any person requesting indemnification under this Article VIII, the Board or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or such committee so directs or if the Board or such committee is not empowered by statute to make such determination.

Section 6. Other Rights

The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer or representative and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7. Modification

No amendment or repeal of any provision of this Article VIII shall alter, to the detriment of an Indemnitee, the right of such Indemnitee to the advancement of expenses or indemnification hereunder related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ARTICLE IX - DISTRIBUTIONS

Section 1. Distributions

Distributions, if any, upon the Shares may be declared by the directors at any regular or special meeting, subject to the Certificate of Formation, this Agreement and the Act.

Subject to applicable law, distributions may only be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

Any such distribution shall be made to the holders of the Shares at the time of the declaration pro rata in proportion to the number of Shares held by each Shareholder.

Section 2. Reserves

Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Board, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for working capital, capital expenditures or operating expenses, or for equalizing distributions, or for repairing or maintaining any property, or for such other purpose as the Board shall deem necessary or advisable, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3. Distributions Upon Dissolution of the Company

Upon dissolution of the Company, the Board shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining fair value therefor, and shall apply and distribute the proceeds in the following order of priority:

(i)	First, to the payment and discharge of all of the Company’s debts, liabilities, and obligations, including the establishment of necessary reserves; and

(ii)	Second, to the holders of the Shares pro rata in proportion to the number of Shares held by each Shareholder.

Section 4. Limitations on Distributions

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Shareholder on account of its Shares if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE X - ACCOUNTING

The books of account of the Company shall be kept in the United States of America.

ARTICLE XI - TAXES

Within ninety (90) days after the end of each fiscal year, the Company will cause to be delivered to the holders of Shares such information, if any, with respect to the Company as may be necessary for the preparation of their federal, state, or local income tax or information returns, including a statement showing the Company’s income, gain, loss, deduction, and credits for the fiscal year.

ARTICLE XII - BANK ACCOUNT AND EXECUTION OF INSTRUMENTS

Section 1. Corporate Contracts and Instruments

The Board, except as otherwise provided herein, may authorize any officer or officers, or representative or representatives, to enter into any contract or execute any instrument in the name of and on behalf of the Company. Unless so authorized or ratified by the Board, no officer, representative or employee shall have any power or authority to bind the Company by any contract or arrangement or to pledge its credit or to render it liable for any purpose or for any amount.

Without limiting the generality of the foregoing, checks or demands for money and notes of the Company shall be signed by such officer or officers or such representative or representatives as the Board may from time to time designate.

Section 2. Bank Accounts

All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name. The Board of Directors shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the persons who will have authority with respect to the accounts and funds therein.

All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations, or evidences of indebtedness of the Company, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments or rights of any nature, may be signed, executed, verified, acknowledged and delivered by such persons (whether or not representatives or employees of the Company) and in such manners as from time to time may be determined by the Board of Directors.

ARTICLE XIII - GENERAL PROVISIONS

Section 1. Seal

The Board may adopt a seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 2. Rights of Creditors and Third Parties

This Agreement is entered into solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person.

Section 3. Entire Agreement

This Agreement constitutes the entire agreement of the Shareholders and the Board of Directors relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 4. Consent to Jurisdiction

The parties to this Agreement thereby consent to the non exclusive jurisdiction of the courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the Company.

Section 5. Binding Effect

This Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors, assigns and transferees. If a Shareholder which is not a natural person is dissolved or terminated, the successor of such Shareholder shall be bound by the provisions of this Agreement.

Section 6. Governing Law; Severability

This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict of laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate of Formation or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

Section 7. Further Assurances

In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Board of Directors.

Section 8. Waiver of Certain Rights

Each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company, for an accounting, for appointment of a liquidator, or for partition of the property of the Company. The failure of any Shareholder to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Shareholder’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 9. Notice to Shareholders of Provisions of this Agreement

By executing this Agreement, each Shareholder acknowledges that such Shareholder has actual notice of all of the provisions of this Agreement. Each Shareholder hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Shareholder hereby waives any requirement that any further notice thereunder be given.

Section 10. Interpretation

Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Section 11. Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

Section 12. Confidentiality

Each Shareholder agrees that at all times, including periods during which such Shareholder holds an interest in the Company and any period during which such Shareholder has ceased to hold an interest in the Company, such Shareholder will, and will direct the directors designated by it:

(a)	to hold in strict confidence the terms and provisions of this Agreement; and

(b)	to hold in strict confidence, and not use, any confidential or proprietary data or information obtained from the Company with respect to the Company’s business or financial condition or otherwise except to the extent, in each case, that such information:

(i)	becomes a matter of public record, is published in a newspaper, magazine or other periodical, or otherwise becomes available to the general public or generally known in the industry, other than as a result of any act or omission of such Shareholder or director;

(ii)	becomes lawfully available to such Shareholder or director from a third party which has no duty of confidentiality with respect to such information;

(iii)	is required to be disclosed under applicable law or judicial process or any exchange or other market on which securities of a Shareholder are traded, but only to the extent it must be disclosed, and provided that the Shareholder gives prompt notice of such requirement to the Company and the other Shareholders to enable the Company or such other Shareholders to seek an appropriate protective order; or

(iv)	is necessary to be disclosed in order for such Shareholder or director to properly perform his duties under this Agreement.

ARTICLE XIV - AMENDMENTS

Except as otherwise provided the Act or the Certificate of Formation, this Agreement may be altered, amended or repealed, or a new operating agreement may be adopted, only by the affirmative vote of the holders of a majority of the then outstanding Shares.

IN WITNESS WHEREOF, the undersigned have caused this Limited Liability Company Agreement to be duly executed and delivered as of the date and year first above written.

COTT ACQUISITION LIMITED

By:
Name:
Title:

COTT U.S. ACQUISITION LLC

By:
Name:
Title: